Exhibit 99.1

AIM ImmunoTech Appoints David Chemerow to Board of Directors as an Independent Director

OCALA, Fla., February 26, 2025/ AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today announced that the Company’s Board of Directors (the “Board”) has, by unanimous vote, appointed David Chemerow as an Independent Director to the Board, effective immediately.

Mr. Chemerow brings more than 40 years of finance, accounting and operations leadership experience across multiple industries. He previously served as the Chief Financial Officer and Treasurer, and prior to that as Chief Revenue Officer, of Comscore, Inc., an American-based global media measurement and analytics company. Prior to his tenure at Comscore, Mr. Chemerow served as the Chief Operating Officer and Chief Financial Officer of Rentrak Corporation through its merger with Comscore, Inc. in January 2016. Prior to 2009, Mr. Chemerow held senior executive roles leveraging his financial, business and operational expertise across multiple companies.

Mr. Chemerow currently serves on the Board of Directors for Dunham’s Athleisure Corporation, a sporting goods retailer, and on the Advisory Board of Huntington Outdoor, LLC, an outdoor advertising company. Additionally, Mr. Chemerow serves on the Board of non-profit theater, The Martha’s Vineyard Playhouse, and is President of the Board of the Pilot Hill Farm Association. Previously, Mr. Chemerow served as a member of the Board of Directors of RiceBran Technologies, Inc., a Nasdaq and OTC company, and served 15 years as a Board member of Playboy Enterprises. Mr. Chemerow is a graduate of Dartmouth College and holds a Master of Business Administration degree from The Amos Tuck School at Dartmouth College.

AIM Board of Directors Chairman William Mitchell, MD, PhD, stated: “Mr. Chemerow has a proven track record of leadership, business and financial acumen over the course of his career. His skills, experiences and qualifications will be valuable contributions to AIM’s mission as we continue to advance toward near-and long-term success. I look forward to working with him.”

Mr. Chemerow added: “I believe AIM is well positioned to be a valuable player in the immuno-pharma space. Ampligen has demonstrated potential across a number of high-value indications, and I am excited to help propel the Company to its next phase of growth.”

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Cautionary Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Data, pre-clinical success and clinical success seen to date do not guarantee that Ampligen will be approved as a prophylactic or therapy for any indication. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908.824.0775

AIM@jtcir.com